UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

(Exact name of registrant as specified in its charter)

Florida	000-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 8.01 Other Items.

1st United Bank (the “Bank”), 1st United Bancorp, Inc.’s (the “Registrant”) primary subsidiary, is subject to supervision and examination by the Federal Reserve. The Bank is required to submit to the Federal Deposit Insurance Corporation (the “FDIC”) certain reports entitled “Consolidated Reports of Condition and Income” (each, a “Call Report” and collectively, the “Call Reports”). The Bank's Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council and consist of a balance sheet, income statement, changes in equity capital and other supporting schedules as of the end of the period to which each such Call Report relates. The publicly available portions of the Bank's Call Reports are on file with, and publicly available at, the Federal Deposit Insurance Corporation (the “FDIC”), 550 17th Street, N.W., Washington, D.C. 20429 and on the FDIC's website at www.fdic.gov. The contents of the FDIC’s Internet website are not incorporated by reference into, and are not otherwise a part of, this Report.

On January 31, 2011, the Bank filed its Call Report for the period ended December 31, 2010. The Registrant anticipates the Call Report will be available on the FDIC's website on or about February 1, 2011.

The information presented in the Call Report is preliminary and unaudited, filed solely for bank regulatory purposes, and relates only to the Bank, and not to the Registrant on a consolidated basis. Therefore, the results filed in the Call Report are not necessarily indicative of the results of the Registrant. The Registrant expects to file its Form 10-K on or about February 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: January 31, 2011	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer